United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2013

UNION FIRST MARKET BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-20293	54-1598552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1051 East Cary Street

Suite 1200

Richmond, Virginia 23219

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

On February 28, 2013, Union First Market Bankshares Corporation’s (the “Company”) Board of Directors approved certain amendments to its Bylaws, effective February 28, 2013.

The following changes were made to the Bylaws:

Section 9 of Article II was deleted in its entirety; that section related to composition of the Company’s Board of Directors and stated as follows:

SECTION 9. BOARD COMPOSITION.

(a) Effective as of the Effective Date (as defined in the First Amended and Restated Agreement and Plan of Reorganization, dated as of March 30, 2009, between Union Bankshares Corporation and First Market Bank, FSB (“FMB”) (the “Merger Agreement”)), and notwithstanding any other provision of these Bylaws that may be to the contrary, the Board of Directors of the Corporation shall be comprised of thirteen directors, of which ten shall be members of the Board of Directors of the Corporation prior to the Effective Date chosen by the Corporation prior to the Effective Date (the “UBSH Directors”), one shall be a former member of the Board of Directors of FMB chosen by the Ukrop Stockholders (as defined in the Registration Rights Agreement, dated as of February 1, 2010 (the “Registration Rights Agreement”), between the Corporation and the persons listed on Schedule A to the Registration Rights Agreement) prior to the Effective Date (the “Ukrop Director”) and one shall be a former member of the Board of Directors of FMB chosen by Markel Stockholders prior to the Effective Date (the “Markel Director” and, together with the Ukrop Director, the “FMB Directors”). The Chief Executive Officer of FMB at the Effective Date shall also be a member of the Board of Directors of the Corporation. The UBSH Directors and the FMB Directors shall be apportioned among the three classes of the Board of Directors of the Corporation in a manner as nearly equal as possible.

(b) From and after the Effective Date through the third anniversary of the Effective Date, all vacancies on the Board of Directors of the Corporation created by the cessation of service of a UBSH Director shall be filled by a nominee proposed to the nominating committee of the Board of Directors of the Corporation by a majority of the remaining UBSH Directors, and all vacancies on the Board of Directors of the Corporation created by the cessation of service of a FMB Director shall be filled by a nominee proposed to the nominating committee of the Board of Directors of the Corporation by the Ukrop Stockholders or Markel Stockholders, as applicable.

(c) All directors so nominated and appointed or elected to the Board of Directors of the Corporation by proposal of the UBSH Directors shall be considered “UBSH Directors” for purposes of this Section 9, and all directors so nominated and appointed or elected to the Board of Directors of the Corporation by proposal of either the Ukrop Stockholders or the Markel Stockholders shall be considered “FMB Directors” for purposes of this Section 9.

In addition, (i) a footnote stating the effective date of Section 9 of Article II was deleted; (ii) the effective date of the Bylaws was changed to February 28, 2013; and (iii) the title of the Bylaws was changed from “Amended and Restated Bylaws of Union First Market Bankshares Corporation” to “Bylaws of Union First Market Bankshares Corporation.”

A copy of the Bylaws of Union First Market Bankshares Corporation, effective as of February 28, 2013, is attached as Exhibit 3.2 hereto and is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.2	Union First Market Bankshares Corporation Bylaws, effective February 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION FIRST MARKET BANKSHARES CORPORATION

Date: March 6, 2013	By:	/s/ Robert M. Gorman
Robert M. Gorman
Executive Vice President and
Chief Financial Officer